Exhibit (a)(4)

AMENDED AND RESTATED SCHEDULE A

TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF

TRUST OF FLEXSHARES TRUST, DATED JUNE 28, 2011

Series

FlexShares® Morningstar US Market Factor Tilt Index Fund

FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund

FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund

FlexShares® Morningstar Global Upstream Natural Resources Index Fund

FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund

FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund

FlexShares® Ready Access Variable Income Fund

FlexShares® Quality Dividend Index Fund

FlexShares® Quality Dividend Dynamic Index Fund

FlexShares® Quality Dividend Defensive Index Fund

FlexShares® International Quality Dividend Index Fund

FlexShares® International Quality Dividend Dynamic Index Fund

FlexShares® International Quality Dividend Defensive Index Fund

FlexShares® Global Infrastructure Index Fund

FlexShares® Global Quality Real Estate Index Fund

Amended as of September 9, 2013.